Exhibit 9.1

                                  Quinenco S.A.
                        List of Significant Subsidiaries

The following list contains the name, jurisdiction of incorporation and the names under these subsidiaries do business of Quinenco's significant subsidiaries as defined under rule 1-02(w) of Regulation S-X. Names of multiple wholly-owned subsidiaries have been omitted.

                                  Jurisdiction of      Name Under Which                                Number of Omitted
Name                               Incorporation     Subsidiary Operates      Line of Business          Subsidiaries(1)
----                               -------------     -------------------      ----------------          ---------------
                                                                              Investments in
                                                                              Financial
LQ Inversiones Financieras S.A.        Chile         LQIF                     Services Sector                  13
                                                     Inversiones Rio
Inversiones Rio Grande S.A.            Chile         Grande S.A.              Investments                      18
VTR S.A.                               Chile         VTR S.A.                 Investments                       2
Madeco S.A.                            Chile         Madeco                   Industrial Manufacturer          27

(1) The jurisdiction of incorporation of all of the omitted subsidiaries is outside of the United States.